Exhibit 23

Pharmaceutical Formulations, Inc.
Edison, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated July 11, 1996 (Registration No. 333-09139) and dated December 23, 1999 (Registration No. 333-03503) of Pharmaceutical Formulations, Inc. and Subsidiaries of our report dated March 7, 2003, relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.

BDO Seidman, LLP
BDO Seidman, LLP
Woodbridge, New Jersey
March 28, 2003